                                  EXHIBIT 11.0
                           UNIFI COMMUNICATIONS, INC.
                     COMPUTATION OF NET LOSS PER SHARE (1)
                            FORM 10-Q, JUNE 30, 1997
                                  (Unaudited)

                                       Three Months Ended June 30,             Six Months Ended June 30,
                                       --------------------------              -------------------------
                                               1997           1996                      1997           1996
                                       ------------    ------------             ------------   ------------

Net loss                               $(20,220,927)   $(12,809,719)            $(37,008,541)  $(19,676,193)
                                       ============    ============             ============   ============

Weighed average number of common
  shares outstanding during period.       3,792,066       3,736,032                3,794,970      3,738,242
                                       ============    ============             ============   ============

Net loss per common shares             $      (5.33)   $      (3.43)            $      (9.75)  $      (5.26)
                                       ============    ============             ============   ============

(1) Fully diluted net loss per share has not been separately presented, as the amounts would not be meaningful.